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                                 Exhibit 23.1

              Consent Of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 1996, in the Registration Statement (Amendment No. 4 to Form SB-2 No. 333-05871) and related Prospectus of DIGEX, Incorporated for the registration of 3,750,000 shares of its common stock.



/s/ ERNST & YOUNG LLP
Baltimore, Maryland
October 8, 1996